UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2006

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2006, Health Net, Inc. (the "Company") and Jeffrey M. Folick, its Executive Vice President, Regional Health Plans and Specialty Companies, entered into a waiver and release of claims (the "Waiver and Release") in connection with Mr. Folick's resignation from the Company effective March 6, 2006, in accordance with Section 9(h) of Mr. Folick's employment agreement. The Waiver and Release, which Mr. Folick may revoke during the first seven days after its execution, is required to be executed and not revoked by Mr. Folick as a condition of his receipt of the benefits set forth in Section 9(h) of his employment agreement. The Waiver and Release provides for the release by Mr. Folick of specified types of claims against the Company and various other released parties and includes provisions regarding, among other things, confidentiality, non-solicitation of employees and customers and non-competition.

The foregoing description is qualified in its entirety by the complete text of the Waiver and Release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On March 8, 2006, Health Net, Inc. announced that Jeffrey M. Folick, its Executive Vice President, Regional Health Plans and Specialty Companies, has resigned and left the employ of the Company effective March 6, 2006. In connection with his departure, Mr. Folick has elected to receive from the Company benefits in accordance with Section 9(h) of his employment agreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

March 8, 2006	By:	B. Curtis Westen

Name: B. Curtis Westen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Waiver and Release of Claims between Health Net, Inc. and Jeffrey M. Folick, dated as of March 6, 2006.